UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2004

METRON TECHNOLOGY N.V.

 (Exact name of registrant as specified in its charter)

The Netherlands	000-27863	98-0180010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Fortran Drive

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 719-4600

Item 5.  Other Events.

On June 22, 2004, Metron Technology N.V. (the “Company”) announced the closing of a private placement of $6.0 million aggregate principal amount of its 6.5% convertible debentures due 2008, pursuant to the subscription agreement previously announced on May 26, 2004 (the “Financing”).   The press release issued by Metron on June 22, 2004 announcing the Financing is attached as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 7.  Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press release of Metron Technology N.V., entitled “Metron Technology Closes Private Placement of $6 Million of Convertible Debentures,” dated June 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRON TECHNOLOGY N.V.

Date: June 22, 2004	/s/ DOUGLAS J. MC CUTCHEON
Douglas J. McCutcheon
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Metron Technology N.V., entitled “Metron Technology Closes Private Placement of $6 Million of Convertible Debentures,” dated June 22, 2004.